Exhibit 10.15
SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into as of the Effective Date, as defined in Paragraph 6 hereof, by and between FB Financial Corporation (the “Holding Company”), FirstBank, a Tennessee bank and wholly-owned subsidiary of the Holding Company (the “Bank” and, together with the Holding Company, the “Company”) and Wilburn (“Wib”) J. Evans (“Executive”).  Together, the Company, the Bank and Executive may be referred to hereinafter as the “Parties”.

In consideration of the payments, covenants and releases described below, and in consideration of other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Company, the Bank and Executive agree as follows:

1.Separation from Employment.  Executive’s employment with Company and Bank will end on November 30, 2023 or such earlier date as may be agreed to by the Parties (the “Termination Date”).  To the extent not already paid to Executive, within 30 days of the Termination Date, the Bank shall pay to Executive (a) all accrued but unpaid Base Salary (as defined in the Employment Agreement among the Parties) through the Termination Date; (b) reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Bank policy prior to the Termination Date; and (c) to the extent required by the Bank’s policy regarding accrual and payment for unused vacation pay, cash in lieu of any accrued but unused vacation through the Termination Date.  Additionally, the Bank shall timely pay to Executive any benefits accrued or payable to Executive under the Bank’s benefit plans (in accordance with the terms of such benefit plans).  Executive will receive by separate letter information regarding Executive’s rights regarding continuation of health insurance under Section 4980B of the Internal Revenue Code (“COBRA”), and to the extent that Executive has such rights, nothing in this Agreement will change or impair those rights.

2.    Separation Obligations of the Company.  In consideration of Executive’s promises contained in this Agreement, the Company agrees to provide the severance as set forth in Section 6 of the Employment Agreement (as defined in Paragraph 7 hereof), subject to the requirements and limitations set forth therein.  The Parties agree (i) for purposes of calculating the Severance Amount due under Section 6(a)(ii)(B) of the Employment Agreement, Executive’s Annual Bonus shall be $240,000, and (ii) the Bank shall pay the provider(s) directly for the Health Coverage Benefit under in Section 6(a)(iii) of the Employment Agreement, subject to other requirements and limitations thereunder. The Parties acknowledge and agree that the payments and benefits set forth in this Paragraph 2 exceed any and all actions, pay, and benefits that the Company might otherwise have owed to Executive by contract or law, and that the payments and benefits set forth in this Paragraph 2 constitute good, valuable, and sufficient consideration for Executive’s release and agreements herein.  The Company’s obligation to provide the payments and benefits set forth in this Paragraph 2 is expressly contingent on Executive executing and not revoking this Agreement pursuant to Paragraph 6 below.  The Bank’s obligation to make the payments set forth herein shall cease upon Executive’s breach of this Agreement or the surviving provisions of Executive’s Employment Agreement as provided in Paragraph 7 below.

3.    General Release of Claims and Covenant Not To Sue.

a.    General Release of Claims.  In consideration of the payments made to Executive by the Bank and the promises contained in this Agreement, Executive on behalf of himself and Executive’s agents and successors in interest, hereby UNCONDITIONALLY RELEASES AND DISCHARGES the Company, its successors, subsidiaries, parent companies, assigns, joint ventures, and affiliated companies and their respective agents, legal representatives, shareholders, attorneys, employees, members, managers, officers and directors (collectively, the “Releasees”) from ALL CLAIMS, LIABILITIES, DEMANDS AND CAUSES OF ACTION which Executive may by law release, as well as all contractual obligations not expressly set forth in this Agreement, whether known or unknown, fixed or contingent, that Executive may have or claim to have against any Releasee for any reason as of the date of execution of this Agreement.  This release includes, but is not limited to, claims arising under federal, state, or local laws prohibiting employment discrimination; claims arising under severance plans and contracts; and claims growing out of any legal restrictions on the Company’s rights to terminate its employees or to take any other employment action, whether statutory, contractual, or arising under common law or case law.  Executive specifically acknowledges and agrees that Executive is releasing any and all rights under federal, state and local employment laws including without limitation the Age Discrimination in

Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans With Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Employee Polygraph Protection Act, the Fair Credit Reporting Act, and any and all other local, state, and federal law claims arising under statute or common law.  It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except those that cannot be released by law.  For the avoidance of doubt, notwithstanding the above, Executive does not release Releasees from (i) any rights or claims based on events that occur after Executive executes this Agreement or (ii) any rights or claims arising under this Agreement, including without limitation any rights to benefits accrued or payable to Executive under the Company’s benefit plans.

b.    Covenant Not to Sue.  Except as expressly set forth in Paragraph 4 below, Executive further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Releasees any claim released by this Agreement.

c.    Acknowledgement Regarding Payments and Benefits.  Executive acknowledges and agrees that Executive has been paid all wages and accrued benefits to which Executive is entitled through the date of execution of this Agreement.  Other than the payments set forth in this Agreement (including any benefits accrued or payable to Executive under the Bank’s benefit plans (in accordance with the terms of such benefit plans)), the Parties agree that the Company owes no additional amounts to Executive for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason.

d.    Other Representations and Acknowledgements.  This Agreement is intended to and does settle and resolve all claims of any nature that Executive might have against the Company arising out of their employment relationship or the termination of employment or relating to any other matter, except those that cannot be released by law.  By signing this Agreement, Executive acknowledges that Executive is doing so knowingly and voluntarily, that Executive understands that Executive may be releasing claims Executive may not know about, and that Executive is waiving all rights Executive may have had under any law that is intended to protect Executive from waiving unknown claims.  Executive warrants that Executive has not filed any notices, claims, complaints, charges, or lawsuits of any kind whatsoever against the Company or any of the Releasees as of the date of execution of this Agreement.  This Agreement shall not in any way be construed as an admission by the Company or any of the Releasees of wrongdoing or liability or that Executive has any rights against the Company or any of the Releasees.  Executive represents and agrees that Executive has not transferred or assigned, to any person or entity, any claim that Executive is releasing in this Paragraph 3.

4.    Protected Rights.  Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (“Government Agencies”).  Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by Executive, on Executive’s behalf, or by any other individual.  However, based on Executive’s release of claims set forth in Paragraph 3 of this Agreement, Executive understands that Executive is releasing all claims that Executive may have, as well as, to the extent permitted by applicable law, Executive’s right to recover monetary damages or obtain other relief that is personal to Executive in connection with any claim Executive is releasing under this Agreement.

5.    Acknowledgment.  The Company hereby advises Executive to consult with an attorney prior to executing this Agreement and Executive acknowledges and agrees that the Company has advised, and hereby does advise, Executive of Executive’s opportunity to consult an attorney or other advisor and has not in any way discouraged Executive from doing so.  Executive expressly acknowledges and agrees that Executive has been offered at least [21] days to consider this Agreement before signing it, that Executive has read this Agreement and Release carefully, and that Executive has had sufficient time and opportunity to consult with an attorney or other advisor of Executive’s choosing concerning the execution of this Agreement.  Executive acknowledges and agrees that Executive fully understands that the Agreement is final and binding, that it contains a full release of all claims and potential claims, and that the only promises or representations Executive has relied upon in signing this Agreement are those specifically contained in the Agreement itself.  Executive acknowledges and agrees that Executive is signing this Agreement voluntarily, with the full intent of releasing the Company from all claims covered by Paragraph 3.

6.    Revocation and Effective Date.  The Parties agree Executive may revoke the Agreement at will within seven days after the Termination Date by giving written notice of revocation to Company.  Such notice must be delivered to the General Counsel of the Company and must actually be received by the General Counsel at or before the above-referenced seven-day deadline.  The Agreement may not be revoked after the expiration of the seven-day deadline.  In the event that Executive revokes the Agreement within the revocation period described in this Paragraph 6, this Agreement shall not be effective or enforceable, and all rights and obligations hereunder shall be void and of no effect.  Assuming that Executive does not revoke this Agreement within the revocation period described above, the effective date of this Agreement (the “Effective Date”) shall be the eighth day after the Termination Date.

7.    Termination of Employment Agreement; Survival of Protective Covenants.  Executive acknowledges and agrees that the Employment Agreement executed by the Parties on or about April 28, 2021 (the “Employment Agreement”) is hereby terminated, without further action by the Parties, as of the Termination Date and shall be of no further force and effect, and that except as expressly set forth in this Agreement, the Company shall have no continuing obligations to Executive under the Employment Agreement; provided, however, that Sections 6, 7, 9, 10, 12, 14, 15, and 16 shall survive and remain in full force and effect in accordance with their terms.

8.    Confidentiality of Agreement.  Executive agrees not to disclose the underlying facts that led up to this Agreement or the terms, amount, or existence of this Agreement or the benefits Executive is receiving under this Agreement to anyone other than a member of Executive’s immediate family, attorney, or other professional advisor and, even as to such a person, only if the person agrees to honor this confidentiality requirement.  Such a person’s violation of this confidentiality requirement will be treated as a violation of this Agreement by Executive.  This Paragraph 8 does not prohibit Executive from disclosing the terms, amount, or existence of this Agreement to the extent necessary legally to enforce this Agreement.  Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing information that has been filed by the Company with the Securities and Exchange Commission and is publicly available or that is required to be disclosed by law, court order, other valid and appropriate legal process, or a valid request by a Government Agency.

9.    Final Agreement.  This Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof, and supersedes all prior agreements between the Parties, except as set forth in Paragraph 7 above. The Parties agree that this Agreement may not be modified except by a written document signed by both Parties.  The Parties agree that this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Tennessee without giving effect to its conflict of law principles.

11.    Waiver.  The failure of either party to enforce any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision.  Any waiver of any provision of this Agreement must be in a writing signed by the party making such waiver.  No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

12.    No Reemployment.  Executive agrees that by signing this Agreement, Executive relinquishes any right to employment or reemployment with the Company or any of the Releasees.  Executive agrees that Executive will not seek, apply for, accept, or otherwise pursue employment with the Company or any of the Releasees, and acknowledges that if Executive reapplies for or seeks employment with the Company or any of the Releasees, the Company’s or any of the Releasees’ refusal to hire Executive based on this

Paragraph 12 shall provide a complete defense to any claims arising from Executive’s attempt to obtain employment.

[signature page follows]

The Parties hereby signify their agreement to these terms by their signatures below.

EXECUTIVE

/s/ Wilburn J. Evans ____________________
Wilburn (“Wib”) J. Evans
Date: 11/10/2023

FB FINANCIAL CORPORATION

/s/ Christopher T. Holmes _________
Christopher T. Holmes
President & CEO
Date:  11/10/2023

FIRSTBANK

_/s/ Christopher T. Holmes _________
Christopher T. Holmes
President & CEO
Date:  11/10/2023